                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            Chad Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
                             CHAD THERAPEUTICS, INC.

                           ---------------------------

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING

                          TO BE HELD SEPTEMBER 14, 2000

                               ------------------

        The Annual Meeting of Shareholders of Chad Therapeutics, Inc. (the "Company") will be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367 on September 14, 2000, at 10:00 a.m., Los Angeles time (the "Meeting"), for the following purposes:

        1. to elect (4) directors of the Company to the 2002 Class to serve during the ensuing two years or until their successors have been duly elected and qualified. The Board of Directors' nominees for election are Thomas E. Jones, Norman Cooper, John C. Boyd and Earl L. Yager.

        2. to ratify the appointment of KPMG LLP, certified public accountants, as independent auditors; and

        3. to transact such other business as may properly come before the Meeting and any adjournments thereof.

        Pursuant to the Bylaws of the Company, the Board of Directors has fixed July 17, 2000, as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting, and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting.

        We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting by executing and returning the enclosed Proxy. Whether or not you expect to attend the meeting in person, please date and sign the accompanying Proxy and return it promptly in the envelope enclosed for that purpose. If a shareholder receives more than one Proxy because he owns shares registered in different names or addresses, each Proxy should be completed and returned.


                                        By Order of the Board of Directors


                                                  EARL L. YAGER
                                                    Secretary


Chatsworth, California
July 21, 2000

                             CHAD THERAPEUTICS, INC.


                              21622 Plummer Street
                          Chatsworth, California 91311
                                  (818)882-0883

                           ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------

                               September 14, 2000

                           ---------------------------

                                 PROXY STATEMENT

                               -------------------



                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Chad Therapeutics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, at 10:00 a.m., Los Angeles Time, on September 14, 2000, and any adjournments thereof (the "Meeting").

                        VOTING AND REVOCABILITY OF PROXY

        July 17, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof. As of July 17, 2000, there were 10,037,536 of the Company's Common Shares entitled to a vote at the Meeting. This Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about July 22, 2000. The Company's 2000 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2000, has been enclosed for the benefit of shareholders entitled to vote at the Meeting.

        Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation, or by executing a Proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who expresses a desire to vote his shares in person. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy. If no such specification is made, the shares will be voted as follows:
(1) for the election of each of the nominees named herein as directors and (2) to ratify the appointment of KPMG LLP, certified public accountants, as the Company's independent auditors for its fiscal year commencing April 1, 2000. In the event that any nominee becomes unavailable to serve, the Proxyholders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy which may exist on the Board. However, the Proxyholders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the Proxyholders deem it to be in the best interests of the Company to vote for such other persons.

VOTE REQUIRED FOR APPROVAL

        1. Election of Directors

        Section 708 of the California Corporations Code provides that a shareholder may vote for one or more directors by cumulative voting provided that the name of the candidates for whom the cumulative votes would be cast have been placed in nomination prior to the voting and that the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the election of directors. Cumulative voting means that each shareholder is entitled to as many votes as equal the number of shares that he owns multiplied by the number of directors to be elected. He may cast all of such votes for a single nominee or he may distribute them among any two or more nominees, as he sees fit. If cumulative voting is not requested, each shareholder will be entitled to one vote per share for each director to be elected.

        The enclosed Proxy vests in the proxyholders cumulative voting rights. The persons authorized to vote shares represented by executed Proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. In any case, the Proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable. The four (4) nominees who receive the largest number of votes shall be elected, provided that each of them receives at least a majority of the quorum.

        2. Other Matters

        On any matters which may come before the Meeting, shareholders will be entitled to one vote for each share held of record. Approval of the proposal to ratify the appointment of KPMG, requires the affirmative vote of a majority of the Common Shares represented and voting at the Meeting.

        The presence in person or proxy of the persons entitled to vote a majority of the issued and outstanding Common Shares constitutes a quorum for the transaction of business at the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth as of June 15, 2000, the ownership of the Common Shares by those persons known by the Company to own beneficially 5% or more of such shares, by each director who owns any such shares and by all officers and directors of the Company as a group:


                                                                                   Percent
                    Name and Address                                  Amount        Owned
Thomas E. Jones (1) (2) ........................................      125,996        1.3%
David L. Cutter (1) (2) ........................................       86,192         .9%
Norman Cooper (1) (2) ..........................................       90,020         .9%
John C. Boyd (1) (2) ...........................................      154,207        1.5%
Philip Wolfstein (1) (2) .......................................      171,092        1.7%
Earl L. Yager (1) (2) ..........................................      223,216        2.2%
All Officers and Directors as a group (9 people) (2) ...........      982,765        9.8%
Charles R. Adams (1) ...........................................      543,741        5.4%
Kevin Kimberlin (3) ............................................      836,560        8.3%

    (1) The address of each director and Mr. Adams is 21622 Plummer Street, Chatsworth, CA 91311.

    (2) Includes shares subject to options which are currently exercisable or which become exercisable within sixty (60) days: Charles R. Adams - 136,542 shares, Thomas E. Jones - 73,979 shares, David L. Cutter - 28,968 shares, Norman Cooper - 28,968 shares, John C. Boyd - 28,968 shares, Philip Wolfstein - 32,058 shares, Earl L. Yager - 77,907 shares, all Officers and Directors as a group - 306,066 shares.

    (3) Mr. Kimberlin's address is c/o Spencer Trask, 535 Madison Avenue, New York, NY 10022.

SECTION 16 REPORTS

        Under the Federal securities laws, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal years or prior fiscal years. In making these statements, the Company has relied on the written representations of its directors and executive officers and its ten percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission. To the best of the Company's knowledge, all of the filing requirements were satisfied by the Company's directors and executive officers and ten percent shareholders in fiscal 2000.


                             ELECTION OF DIRECTORS

NOMINEES

        The Bylaws of the Company, as amended, provide that the Board of Directors shall not be less than five and not more than 13 and shall be fixed from time to time by resolution of the Board of Directors. At its meeting in June, 1999, the Board of Directors fixed the number of directors constituting the entire Board at seven.

        The Bylaws divide the Board into two classes, Class I and Class II. Four directors have terms of office that expire at the 2000 Annual Meeting, and these four directors are standing for reelection for a two-year term as Class II members. These directors are Messrs. Jones, Cooper, Boyd and Yager. The remaining two Class I members will continue to serve until the 2001 Annual Meeting.

        All nominees for election as Class II members of the Board of Directors at the 2000 Annual Meeting will be elected for a term of two years and shall serve until their terms expire at the 2002 Annual Meeting or until their successors are duly elected and qualified.

        It is the intention of the persons named in the proxy to vote such proxies for the election of the four listed nominees, each of whom has consented to be a nominee and serve as a director if elected. In the event that any nominee becomes unavailable to serve, the Proxyholders presently intend to vote for the election of the remaining nominees named herein and permit the new Board of Directors to fill any vacancy which may exist on the Board. However, the Proxyholders reserve the right to vote for other persons if any nominee named herein becomes unavailable to serve and the Proxyholders deem it to be in the best interests of the Company to vote for such other persons.

        The nominees for election to Class II and the incumbents in Class I have supplied the following information pertaining to their age and principal occupation or employment during the past five (5) years:

               NAME                        AGE               POSITION                     DIRECTOR SINCE
       Incumbents In Class I

       David L. Cutter                      71        Director                                 1983
       Philip Wolfstein                     49        Director                                 1994
       Vacant Seat - See Below

       Nominees To Class II

       Thomas E. Jones                      56        Chief Executive
                                                      Officer and Director                     1997
       Norman Cooper                        69        Director                                 1986
       John C. Boyd                         67        Director                                 1986
       Earl L. Yager                        54        Executive Vice President, Chief
                                                      Financial Officer, Secretary
                                                      and Director                             1988

        Thomas E. Jones was elected Chief Executive Officer of the Company effective April 1, 1998, and has been Vice Chairman and a director since October, 1997. From 1996 to 1997 he was an independent consultant to numerous companies in the health care field, including the Company from March, 1997. From 1973 to 1996, he was employed by Nellcor Puritan Bennett Corporation and its predecessor, Puritan Bennett, Inc., a major manufacturer of respiratory products, where Mr. Jones served in a number of positions leading up to Senior Vice President and General Manager of home care business from 1989 to 1996. Mr. Jones was a director of the Compressed Gas Association for 16 years, including a one year term as Chairman, and was a director of the International Oxygen Manufacturers Association for eight years. He is currently a member of the Engineering Advisory Board at the University of Kansas.

        David L. Cutter has been a director of the Company since May, 1983. He is retired Chairman of the Board of Trustees of Alta Bates Medical Center and a director of Civic Bancorp. He was the President of Herrick Hospital and Health Center from 1978 to 1984. He is the retired Chairman of the Board of Cutter Laboratories, Inc. a wholly-owned subsidiary of Bayer A.G. Leverkusen, Germany. He was a director of the Pharmaceutical Manufacturers Association from 1972-1978 (past chairman of the Medical Devices and Diagnostic Products Section), and a director of the Medical Surgical Manufacturers' Association from 1971-1973.

        Philip Wolfstein has been a director of the Company since October, 1994. He has been President and a director of Wolfstein International, Inc., an international trading company, since 1976. Mr. Wolfstein was elected Secretary/ Treasurer of the U.S. Meat Export Federation effective May, 2000, and has been a director and member of the Executive Committee since November, 1997.

        Norman Cooper has been a director of the Company since May, 1986. Mr. Cooper is the retired Chairman of the Board of Kallir, Philips, Ross, Inc., a major advertising agency specializing in the health care field. He has been with Kallir, Philips, Ross, Inc. since 1965 and was named Executive Vice President in 1972, Chief Operating Officer in 1981 and President in 1985.

        John C. Boyd has been a director of the Company since May, 1986. Mr. Boyd was General Manager of Dunaway Equipment Co., Inc. from 1991 to 1994, a company specializing in the sale and service of equipment in the logging industry. He was President of Beaty Leasing & Rental, an automobile leasing and rental firm which he founded, from 1982 to 1991. From 1969 to 1982, Mr. Boyd served as Personnel Director and Manager of Marketing Administration for Riker Laboratories, Inc.

        Earl L. Yager has been Executive Vice President of the Company since April, 1999, Senior Vice President since April, 1995, Chief Financial Officer since May, 1983, and Secretary and a director since July, 1988. From May, 1980, until May, 1983, he was President of Calabasas Enterprises, Inc., a privately owned real estate investment and development company. From May, 1975, to February, 1982, he was managing partner in the accounting firm of Femrite, Yager and Blank. Mr. Yager has been a certified public accountant since 1970 and is a member of the American Institute of Certified Public Accountants.

VACANT SEAT

        There is currently a vacancy in one of the Class I director positions resulting from the physical disability of Mr. Charles Adams who was elected at the 1999 Annual Meeting. The Board is currently seeking appropriate candidates to fill this vacancy.

INFORMATION CONCERNING BOARD OF DIRECTORS AND CERTAIN COMMITTEES

        The Board of Directors holds regular meetings and held a total of five
(5) meetings during the fiscal year ended March 31, 2000. Each director attended every meeting of the Board and of each committee of which he was a member. In addition, the Board considered and adopted resolutions by unanimous written consent during the fiscal year ended March 31, 2000.

        Four committees have been created by the Board of Directors - an Audit Committee, a Compensation Committee, an Organization Committee and a Stock Option Committee. The members of the Audit committee are Messrs. Cutter, Cooper and Wolfstein. Mr. Cutter is the Chairman of the Audit Committee. The Audit Committee met once during the fiscal year ended March 31, 2000. The members of the Compensation Committee are Messrs. Boyd, Cooper and Wolfstein. Mr. Cooper is the Chairman of the Compensation Committee. The Compensation Committee held a number of informal discussions during the fiscal year ended March 31, 2000. The members of the Organization Committee are Messrs. Boyd, Cooper, Cutter and Wolfstein. Mr. Cooper is the Chairman of the Organization Committee. The Organization Committee met once and held a number of informal discussions during the fiscal year ended March 31, 2000. The Stock Option Committee administers the Company's Stock Option Plan and is comprised of Messrs. Boyd, Cutter and Wolfstein. Mr. Wolfstein is chairman of the Stock Option Committee, which met four times during the past fiscal year.

        The functions of the Audit Committee include, among other things, reviewing and making recommendations to the Board of Directors with respect to
(1) the engagement or reengagement of an independent accounting firm to audit the Company's financial statements, (2) the policies and procedures of the Company and management with respect to maintaining the Company's books and records and furnishing necessary information to the independent auditors, and
(3) the adequacy of the Company's internal accounting controls. The Company has adopted a charter governing the functions of the Audit Committee in accordance with SEC guidelines.

        The functions of the Compensation Committee include making recommendations to the Board of Directors regarding compensation for the principal officers and other key employees of the Company, incentive compensation to employees and other employee compensation and benefits.

        The functions of the Organization Committee include reviewing and making recommendations for Board committee assignments, screening and making recommendations regarding candidates for Board of Directors vacancies and studying and making recommendations regarding succession and replacement of key executives.

        Each non-employee director is entitled to receive his expenses and a fee of $1000 for each Board meeting attended and $100 for each committee meeting attended unless the committee meeting occurs on the same day as the Board meeting in which event, each non-employee director received only the fee for attending a Board meeting. In addition, each non-employee director receives a quarterly retainer in the amount of $2,500. Directors who are also employees do not receive separate compensation for services as directors.

        The Company has adopted a plan pursuant to which outside directors may elect to receive all or a portion of their fees for the year in shares of the Company's common stock. Any such election must be made no later than March 1 for the fiscal year commencing on the following April 1. All such elections are irrevocable for the duration of the fiscal year. The number of shares issuable to a director who elects to participate in this plan is determined based upon the closing price of the Company's shares on the last trading day preceding a Payment Date (as defined in the plan.) The Company has agreed to register for re-sale any shares issued to directors pursuant to this plan. For the fiscal year commencing April 1, 2000, one director has elected to receive his entire director's fees in the form of Company shares and one Director has elected to receive one half of his director's fees in the form of Company shares.


                               EXECUTIVE OFFICERS

The executive officers of the Company are:

          NAME                        AGE                        POSITION
       Thomas E. Jones                 56        Chief Executive Officer and President
       Earl L. Yager                   54        Executive Vice President,
                                                 Chief Financial Officer and Secretary
       Oscar J. Sanchez                57        Vice President - Engineering and Development
       Alfonso Del Toro                42        Vice President - Manufacturing
       Kevin McCulloh                  39        Vice President - Engineering

        Oscar J. Sanchez has been Vice President of Business Development since March, 2000, and was Vice President of Engineering and Development from September, 1996 to February, 2000, Vice President of Manufacturing for the Company from April, 1993 to August, 1996, and Manufacturing Manager from April, 1983 to April, 1993. Prior to this assignment, Mr. Sanchez occupied various positions of responsibility in Engineering and Management both inside and outside the U.S. The most recent as Director of Manufacturing for Riker Laboratories in Mexico City. He has been an active member of the Society of Manufacturing Engineers for 20 years where he served two terms as elected Chairman of the Los Angeles Chapter.

        Alfonso Del Toro was appointed Vice President, Manufacturing of the Company in January, 1998, and was Manufacturing Manager from January, 1997, to December, 1997. From 1993 to 1996 he was Manufacturing Manager for VIA Medical Corp. From 1986 to 1993, he was employed by Nellcor, Inc., a major manufacturer of respiratory products where Mr. Del Toro served in several positions leading up to Senior Principal Manufacturing Engineer.

        Kevin McCulloh was appointed Vice President of Engineering of the Company in March, 2000. He was Engineering Manager from March, 1999, to February, 2000, and was Manufacturing Engineer from July, 1998, when he joined the Company, to March, 1999. From 1982 to 1998 he was employed at Litton Life Support where he had broad based experience in product design and development leading up to the position of Senior Design Engineer.


        For the biographies of Messrs. Jones and Yager, see "Election of Directors - Nominees".

                          SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                       ANNUAL             COMPENSATION
                                                                    COMPENSATION             AWARDS
                                                               -----------------------    -------------
                                                                                           SECURITIES
                                                                                           UNDERLYING      ALL OTHER
              NAME AND                                         SALARY        BONUS (1)       OPTIONS     COMPENSATION
         PRINCIPAL POSITION                      YEAR            ($)            ($)            (#)          (2) ($)
         ------------------                     -------        -------       ---------    -------------  ------------
Thomas E. Jones (3)                              2000          200,000             --         50,000          5,000
   Chief Executive Officer and President         1999          233,000             --         27,779             --

Earl L. Yager (3)                                2000          145,920             --         30,000             --
   Executive Vice President, Chief               1999          170,240             --          8,107             --
     Financial Officer and Secretary             1998          170,160             --         20,000          4,750

Oscar J. Sanchez                                 2000          132,240             --             --          5,000
   Vice President,                               1999          132,240             --             --          5,000
     Business Development                        1998          132,240             --         15,000          4,750

Alfonso Del Toro                                 2000          120,000             --         25,000          5,000
   Vice President, Manufacturing                 1999          120,000             --             --          5,000
                                                 1998          115,980             --             --             --

Kevin McCulloh                                   2000          100,032             --         15,000          2,501
   Vice President, Engineering                   1999           75,024             --         10,000             --


(1) Annual bonus amounts are earned, accrued and paid during the fiscal years indicated.

(2) These amounts consist of contributions by the Company in 2000, 1999 and 1998 to the Chad Therapeutics, Inc. Employee Savings and Retirement Plan.

(3) Voluntarily agreed to reduce base salary by 20% on December 1, 1998.


OPTION GRANTS FOR THE YEAR ENDED MARCH 31, 2000

                                                                                                  POTENTIAL
                                                                                              REALIZED VALUE AT
                                    % OF TOTAL                                                  ASSUMED ANNUAL
                                      OPTIONS                                                RATES OF STOCK PRICE
                                     GRANTED TO     EXERCISE                                   APPRECIATION FOR
                        OPTIONS      EMPLOYEES       PRICE                                      OPTION TERN (4)
                      GRANTED (#)     DURING        ($) PER            EXPIRATION            --------------------
     NAME                (1,2)         2000         SHARE (3)             DATE                 5%            10%
----------------      -----------   -----------     ---------      ------------------        ------        ------
Thomas E. Jones         50,000           8%          1.00          September 13, 2009        31,000        80,000
Earl L. Yager           30,000           2%          1.00          September 13, 2009        19,000        48,000
Alfonso Del Toro        25,000           2%            88           January 10, 2010         14,000        35,000
Kevin McCulloh          15,000           1%          1.33            March 21, 2010          13,000        32,000

(1) These options vest in annual cumulative 20% installments, with the first installment vesting on the first anniversary of the date of the grant.

(2) Under the terms of the Company's stock option plan, the Stock Option Committee retains discretion, subject to plan limits and to modify the terms of outstanding options.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT MARCH 31, 2000


                                                                NUMBER OF
                                                                SECURITIES          VALUE OF
                                                                UNDERLYING         UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                                                OPTIONS AT          OPTIONS AT
                         SHARES                               MARCH 31, 2000      MARCH 31, 2000
                        ACQUIRED             VALUE             EXERCISABLE/        EXERCISABLE/
     NAME            ON EXERCISE (#)       REALIZED ($)       UNEXERCISABLE      UNEXERCISABLE ($)
----------------     ---------------     ---------------     ---------------     -----------------
Thomas E. Jones           -0-                  -0-            73,779/104,000       42,000/50,000
Earl L. Yager             -0-                  -0-             77,907/42,000       12,000/30,000
Oscar J. Sanchez          -0-                  -0-                33,418/-0-              -0-/-0
Alfonso Del Toro          -0-                  -0-                -0-/25,000          -0-/21,875
Kevin McCulloh            -0-                  -0-              2,000/23,000        3,500/24,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee are or formerly were officers or employees of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. Furthermore, none of the executive officers of the Company served as a member of the Board of Directors, Compensation Committee or committee performing equivalent functions of any other company.

EMPLOYMENT AGREEMENT

     Effective April 1, 1998, the Company and Thomas E. Jones entered into an employment agreement pursuant to which the Company employs Mr. Jones as Chief Executive Officer and Vice Chairman of the Board of Directors (the "Employment Agreement"). The Employment Agreement provides for a base salary of $250,000 per year, which amount is subject to annual review by the Board of Directors. In addition, Mr. Jones is eligible to receive a bonus in an amount to be determined by the Board of Directors, provided that such bonus shall not be less than 10% of his base salary for the year ending March 31, 2000. In order to assist Mr. Jones with his relocation to Southern California, the Company has agreed to reimburse Mr. Jones for certain expenses not to exceed $2,300 a month during the first 24 months of Mr. Jones' employment. Beginning April 1, 2000, the time frame was extended and the reimbursement was reduced to $1,800 per month. Mr. Jones is also entitled to participate in all stock option, severance and benefit plans adopted by the Company.

     The Employment Agreement does not have a specific term. The Employment Agreement may be terminated at any time by the Company, with or without cause, and may be terminated by Mr. Jones upon 90 days notice. If Mr. Jones resigns or is terminated for cause (as defined in the Employment Agreement), he is entitled to receive only his base salary and accrued vacation through the effective date of his resignation or termination. If Mr. Jones is terminated without cause after March 31, 2000, he is entitled to receive a severance benefit in accordance with the Company's Severance and Change of Control Plan ( the "Plan") or, if such Plan is not applicable, a severance benefit equal to 200% of his salary and incentive bonus for the prior fiscal year. A description of the Plan is set forth below.

     In connection with his employment, Mr. Jones was granted options to acquire 90,000 shares at $9.75 per share. The options vest over 5 years; however, all outstanding options will accelerate and become immediately exercisable upon a Change of Control or Ownership Change as defined in the Plan.


SEVERANCE AND CHANGE OF CONTROL PLAN

     The Company has adopted a Severance and Change of Control Plan pursuant to which 12 of the Company's officers, including each of the named executive officers, have entered into Severance and Change of Control

Agreements with the Company (the "Severance Agreements"). The Severance Agreements provide that each named executive officer is entitled to a lump sum severance benefit equal to 200% of his aggregate compensation for the prior calendar year (the amounts vary for other officers) if the officer is terminated without cause (as defined in the Severance Agreements) and not offered a comparable position within 60 days or if the executive suffers a change in duties, in either case, within 24 months of a Change of Control or Ownership Change of the Company (as defined in the Severance Agreements). If any payment due a named executive officer pursuant to the Severance Agreements would be deemed an excess parachute payment under Section 2806 of the Internal Revenue Code, then the Company may reduce such payment to the extent necessary to avoid all taxes and penalties under Section 2806. Separately, the Company provided for accelerated vesting of all outstanding options upon a Change of Control or Ownership Change of the Company.

        A change in duties is defined in the Severance Agreements to include, among other things, an involuntary reduction in authority, any reduction in annual salary, a reduction of 10% or more in aggregate compensation or re-location to a site more than 50 miles from the executive officer's principal place of employment.

        A Change of Control or Ownership Change shall be deemed to have occurred if (i) as a result of a tender offer or sale of stock any person acquires 20% or more of the Company's Common Stock, (ii) the Company merges into another corporation or, as a result of a merger, shareholders of the Company own less than 70% of the voting stock of the surviving entity, (iii) more than one third of the Company's directors are replaced during any 12 month period by directors who were not endorsed by a majority of the Board, (iv) the Company is dissolved or sells substantially all of its assets, or (v) any other event occurs which the Board of Directors deems to constitute an Ownership Change.


RETIREMENT AGREEMENT

        On March 22, 1999, the Compensation Committee approved the payment of a retirement benefit of $75,000 per year for the next four years to Charles R. Adams, the Company's founder and former Chairman and Chief Executive Officer.


             REPORTS OF THE COMPENSATION AND STOCK OPTION COMMITTEES


        All members of the Compensation Committee are independent, non-employee directors. The Compensation Committee is responsible for reviewing the Company's compensation policies and making recommendations to the Board with respect to executive compensation. In addition, the Company currently has a Stock Option Committee, comprised entirely of independent non-employee directors, which is responsible for administering the Company's Stock Option Plan.

        The Company's compensation policies are designed to:

        - attract and retain well-qualified executives who are willing to work in a small, growing company;

        - create a performance-oriented environment which recognizes both annual and long-term results;

        - strengthen the identification of executive officers with shareholder interests; and

        -   reward long-term commitment to the Company.

        Compensation of the Company's executive officers is composed primarily of salary, bonuses and stock options.

        1. SALARIES - Salaries for executive officers are established with a view towards maintaining the Company's competitive ability to retain well-qualified executive officers. The Committee reviews executive pay statistics compiled by the Health Industry Manufacturers Association ("HIMA"). It generally seeks to fix executive salaries at or near the midpoint for positions of comparable responsibility in companies of comparable size in the HIMA study. Salaries are reviewed annually by the Compensation Committee which consults with the Chief Executive Officer on the appropriate salary levels for each of the executive officers. Salary levels are generally increased as executives assume new or expanded responsibilities.

        2. BONUSES - The Company does not have a formal incentive bonus plan with fixed performance standards. The Compensation Committee annually reviews executive performance to determine if bonuses would be appropriate. Payment of bonuses is entirely discretionary and bonuses have generally not exceeded 20% of base compensation. Cash bonuses are the Company's primary means for rewarding superior performance during the immediate past year. The Compensation Committee's standards for determining bonus amounts are subjective and are not governed by any specific, quantitative criteria. The Compensation Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company's performance during the previous year in order to determine if bonuses should be paid and if so, the appropriate amount of bonus to be paid. Factors considered in the award of bonuses include (in order of importance) - profitability, growth in profits, growth in sales, improved gross profit margins and achievement of goals which enhance the Company's opportunities for future growth. The Compensation Committee does not accord any specific numerical weight to these factors. No bonuses were paid for the year ended March 31, 2000.

        3. STOCK OPTIONS - Stock options are intended to strengthen the identification of executive officers with the interests of the Company's shareholders. Stock options are used by the Stock Option Committee as a form of long-term incentive compensation and not as reenumeration for the past year's services. The Stock Option Committee grants options and fixes their terms subject to the provisions of the Company's stock option plan adopted on September 20, 1994. There are no fixed performance criteria which govern the grant of stock options. The Stock Option Committee's standards for determining the number of options granted are subjective. The Stock Option Committee confers with the Chief Executive Officer regarding the contribution which each executive officer made to the Company's performance during previous years and likely future contributions in order to determine if stock options should be granted and if so, the appropriate amount of options to be granted. The Stock Option Committee generally grants options as a reward for sustained superior performance reflected in the Company's operating results as well as to reward long-term commitment to the Company. Stock option grants are generally structured to provide executives with an incentive to continue with the Company. In this regard, consideration is given to the number of options held by an officer, their exercise price and vesting dates. All options granted have an option price not less than the fair market value of the stock on the date of the grant, generally vest over a period of five years and only attain a value if the price of the stock increases.

        BASIS FOR COMPENSATION OF THE CEO

        During the fiscal year ending March 31, 2000, Thomas E. Jones received total annual compensation of $200,000 as compared to total annual compensation of $233,000 for the prior fiscal year. All of Mr. Jones' annual compensation for fiscal 2000 was in the form of salary in accordance with the terms of his employment contract; no discretionary bonuses were awarded to Mr. Jones in light of the Company's financial performance during the year. Mr. Jones' base salary is $250,000 as provided by his employment agreement. However, on December 1, 1998, Mr. Jones and one other executive officer voluntarily reduced their base salaries by 20% and Mr. Jones waived the 10% bonus required by his contract.



        Compensation Committee               Stock Option Committee



        John Boyd (Chairman)                 Philip Wolfstein (Chairman)
        Philip Wolfstein                     John Boyd
        Norman Cooper                        David Cutter

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG CHAD THERAPEUTICS, MEDIA GENERAL INDEX
                               AND SIC CODE INDEX



                              [PERFORMANCE GRAPH]



                                    --------------------------  FISCAL YEAR ENDING  --------------------------
COMPANY/INDEX/MARKET                3/31/1995    3/29/1996    3/31/1997    3/31/1998    3/31/1999    3/31/2000
  Chad Therapeutics                    100.00       218.97       176.75       123.93        36.57        28.44

  Surgical & Medical Instruments       100.00       156.85       160.04       220.79       261.73       240.58

  Media General Index                  100.00       131.00       151.53       221.67       245.42       303.76


ASSUMES $100 INVESTED ON APR. 1, 1995
ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING MAR. 31, 2000


The broad market index chosen was Media General Composite. The Industry Index chosen was SIC Code 3841, Surgical & Medical Instruments & Apparatus. The current composition of the index is as follows:


ADVANCED NEUROMO SYSTEMS           GENZYME SURGICAL PROD DIV.           OXBORO MEDICAL INTERNAT
AKSYS LTD.                         GISH BIOMEDICAL, INC.                PARADIGM MEDICAL IND.
ALARIS MEDICAL INC.                GUIDANT CORP.                        RADIANCE MEDICAL SYSTEMS
ANGEION CORP.                      HAEMONETICS CORP.                    RESMED, INC.
APPLIED IMAGING CORP.              HEARTPORT, INC.                      ROCHESTER MEDICAL CORP.
ARROW INTERNATIONAL, INC.          HEARN LTD                            SOMNUS MEDICAL TECHS, INC.
ATRION CORPORATION                 HYPERTENSION DIAGNOSTICS             SONOSITE, INC.
BAXTER INTERNATIONAL, INC.         I-FLOW CORP.                         STRATEGIC DIAGNOSTICS
BECTON, DICKINSON & CO.            ICU MEDICAL, INC.                    STRYKER CORP.
BIO-PLEXUS, INC.                   IMPLANT SCIENCES CORP.               THERMO CARDIOSYSTEMS, INC.
BIOJECT MEDICAL TECH.              INTEGRATED SURGICAL SYS.             THORATEC LABS CORP.
BIONX IMPLANTS, INC.               KENSEY HASH CORP.                    UROMED CORP.
BOSTON SCIENTIFIC CORP.            MED-DESIGN CORP.                     UTAH MEDICAL PRODUCTS
C.R. BARD, INC.                    MEDAMICUS, INC.                      VASOGEN, INC.
CARESIDE, INC.                     MEDI-JECT CORPORATION                VENTANA MEDICAL SYSTEMS
CLOSURE MEDICAL CORP.              MEDICAL DYNAMICS, INC.               VIDAMED, INC.
COHESION TECHNOLOGIES              MEDWAVE, INC.                        VITAL SIGNS, INC.
CONCEPTUS, INC.                    MERIDIAN MEDICAL TECH.               VIVUS, INC.
CRYO-CELL INTERNAT, INC.           MERIT MEDICAL SYSTEMS                W.R. GRACE & CO.
DIASYS CORP.                       MICRO THERAPEUTICS, INC.
EP MEDSYSTEMS, INC.                MINNTECH CORP.
FOCAL, INC.                        NMT MEDICAL INCORPORATED
FRESENIUS, MED CARE AG             NOVAMETRIX MEDICAL SYST
FUSION MEDICAL TECH.               OPTICAL SENSORS, INC.
GENETRONICS BIOMEDICAL             ORTHOLOGIC CORP.

                              INDEPENDENT AUDITORS

        The Board of Directors has appointed, subject to ratification by the shareholders, KPMG LLP as independent auditors for the fiscal year commencing April 1, 2000. A representative of KPMG LLP is expected to attend the Meeting to make any statements he may desire and respond to shareholders' questions.

        THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF KPMG LLP.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING


        Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in September, 2001, and which such shareholders may wish to have included in the proxy materials for such, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company at 21622 Plummer Street, Chatsworth, California 91311, not later than March 15, 2001. It is suggested that any such proposal be submitted by certified mail, return receipt requested.


                              OTHER PROPOSED ACTION


        The Meeting is called for the purposes set forth in the notice thereof accompanying this Proxy Statement. Management is not aware of any matters to come before the Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the person named in such Proxies intends to vote, act and consent in accordance with his best judgment with respect thereto.


                         PERSONS MAKING THE SOLICITATION


    The accompanying Proxy is solicited by the Board of Directors of the Company. The Company will pay all expenses of the preparation, printing and mailing to the shareholders of the enclosed Proxy, accompanying notice and Proxy Statement.